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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

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SUBSIDIARY                                         JURISDICTION OF ORGANIZATION
----------                                         ----------------------------
EGL Eagle Global Logistics, LP                                 Delaware
EGL Management, LLC                                            Delaware
EGL Trade Services, Inc.                                       California
EGL Delaware Limited Liability Company                         Delaware
Eagle Maritime Services, Inc.                                  Texas
Eagle USA Import Brokers, Inc.                                 Texas
Eagle Partners, LP                                             Texas
EUSA Partners, Inc.                                            Delaware
EUSA Holdings, Inc.                                            Delaware
Eagle Global Logistics de Argentina S.R.L.                     Argentina
Eagle Asia Holdings, Ltd.                                      Hong Kong
E.I. Freight Holdings, B.V.                                    Netherlands
Eagle Global Logistics de Brazil, Ltda.                        Brazil
EGL (Canada) Holding Co. Inc.                                  Delaware
EGL Eagle Global Logistics (Canada) Corp.                      Nova Scotia
EGL Eagle Global Logistica de Chile Ltda                       Chile
EGL (UK) Holding Company Limited                               United Kingdom
EGL Eagle Global Logistics (UK) Limited                        United Kingdom
EGL Eagle Global Logistis Mexico, S.A. de C.V.                 Mexico
EGL Eagle Global Logistics (Hong Kong) Limited                 Hong Kong
Eagle Global Logistics de Peru S.R.L.                          Peru
EGL Eagle Global Logistics (New Zealand) Limited               New Zealand
EGL Eagle Global Logistics (Austria) GmbH                      Austria
EGL Eagle Global Logistics (Hungary) Kft.                      Hungary
EGL Eagle Global Logistics (M) Sdn Bhd                         Malaysia
EGL Eagle Global Logistics (Finland) OY                        Finland
EGL Eagle Global Logistics (Sweden) AB                         Sweden
EGL Eagle Global Logistics (Schweiz) Gmbh                      Switzerland
Concord Express (Taiwan) Co. Ltd.                              Taiwan
EGL Eagle Global Logistics (Taiwan) Co., Ltd.                  Taiwan
EGL Belgium Holding Company, B.V.B.A.                          Belgium
EGL Eagle Global Logistics China Limited                       China
EGL Eagle Global Logistics (S) Pte. Ltd.                       Singapore
PT EGL Eagle Global Logistics (Indonesia) International        Indonesia
EGL Eagle Global Logistics Korea, Inc.                         Korea
EGL Eagle Global Logistics (Aust) Pty. Limited                 Australia
EGL Asia-Pacific Holdings Company Pte. Ltd.                    Singapore
EGL Eagle Global Logistics Japan, Inc.                         Japan
EGL Eagle Global Logistics (India) Pvt. Ltd.                   India
EGL Eagle Global Logistics (France) SARL                       France
EGL Eagle Global Logistics (Thailand) Ltd.                     Thailand
Circle International Group, Inc.                               Delaware
Circle International, Inc.                                     Delaware
Circle International Holdings, Inc.                            Delaware

Certain subsidiaries not in the aggregate constituting a significant subsidiary are omitted pursuant to Regulation S-K 601(21)(ii).